Exhibit 99.1

Teradata Corporation
Unaudited Pro Forma Condensed Consolidated Financial Information

Overview
On April 25, 2016, Teradata Corporation (“Teradata” or the “Company”) filed a Current Report on Form 8-K/A updating the estimates for the Company’s plan to realign Teradata’s business by reducing its cost structure and focusing on the Company’s core Data and Analytics business. This business transformation includes exiting the Marketing Applications business and rationalizing costs.
On July 1, 2016, pursuant to the Asset Purchase Agreement, dated as of April 22, 2016 (the “Purchase Agreement”), by and between Teradata and TMA Solutions, L.P., a Cayman Islands exempted limited partnership and affiliate of Marlin Equity Partners (“Buyer”), Teradata completed the previously announced sale of Teradata’s marketing applications business (the “TMA Business”) to Buyer. The purchase price received for the TMA Business was approximately $90 million in cash, subject to a post-closing adjustment for working capital, debt and other metrics, which is currently estimated at $92 million. In connection with the closing of the transaction, the parties have entered into a transition services agreement, pursuant to which Teradata will provide certain services to Buyer, including accounting, human resources, order processing and invoicing and information technology services for a service period of up to 15 months after the closing of the transaction. The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Purchase Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on April 25, 2016.

Basis of Presentation
The unaudited pro forma condensed consolidated financial statements reflect adjustments to Teradata’s historical financial results as reported under the U.S. Generally Accepted Accounting Principles ("GAAP") in connection with the sale of the TMA Business. The following unaudited pro forma condensed consolidated statements of (loss) income for the three months ended March 31, 2016 and the year ended December 31, 2015 give effect to the divestiture as if it occurred on January 1, 2015, the beginning of the earliest period presented. The unaudited pro forma condensed consolidated balance sheet gives effect to the divestiture as if it occurred as of March 31, 2016, our latest balance sheet date provided in our public filings. The pro forma adjustments are described in the accompanying notes to the unaudited pro forma condensed consolidated financial statements.

The unaudited pro forma condensed consolidated financial statements are being provided for information purposes only and are not necessarily indicative of the results of operations or financial position that would have resulted if the divestiture had actually occurred on the date indicated and are not intended to project the Company’s results of operations or financial position for any future period. The pro forma adjustments are based on available information and assumptions that the Company believes are directly attributable to the sale, are factually supportable, and with respect to the statement of operations, have continuing impact on the consolidated results. The unaudited pro forma condensed consolidated financial statements and the accompanying notes should be read in conjunction with the consolidated financial statements and notes thereto included in Teradata’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016.

Teradata Corporation Unaudited Pro Forma Condensed Consolidated Statement of (Loss) Income For the Three Months Ended March 31, 2016

	GAAP	Pro Forma
	As reported	Adjustments (a)	Notes	Pro forma
(in millions, except per share amounts)
Revenue
Product revenue	$194	$(6)	(b)	$188
Service revenue	351	(28)	(b)	323
Total revenue	545	(34)		511
Costs and operating expenses
Cost of products	78	—		78
Cost of services	198	(19)	(b)	179
Selling, general and administrative expenses	174	(23)	(b)	151
Research and development expenses	57	(12)	(b)	45
Impairment of goodwill and acquired intangibles	80	(76)	(b)	4
Total costs and operating expenses	587	(130)		457
(Loss) income from operations	(42)	96		54
Other expense, net
Interest expense	(3)	—		(3)
Other income, net	—	—		—
Total other expense, net	(3)	—		(3)
(Loss) income before income taxes	(45)	96		51
Income tax expense	1	13	(c)	14
Net (loss) income	$(46)	$83		$37
Net (loss) income per common share
Basic	$(0.36)			$0.29
Diluted	$(0.36)			$0.28
Weighted average common shares outstanding
Basic	129.4			129.4
Diluted	129.4			130.9

Teradata Corporation Unaudited Pro Forma Condensed Consolidated Statement of (Loss) Income For the Year Ended December 31, 2015

	GAAP	Pro Forma
	As reported	Adjustments (a)	Notes	Pro forma
(in millions, except per share amounts)
Revenue
Product revenue	$1,057	$(28)	(b)	$1,029
Service revenue	1,473	(124)	(b)	1,349
Total revenue	2,530	(152)		2,378
Costs and operating expenses
Cost of products	440	(11)	(b)	429
Cost of services	814	(90)	(b)	724
Selling, general and administrative expenses	765	(92)	(b)	673
Research and development expenses	228	(40)	(b)	188
Impairment of goodwill and acquired intangibles	478	(478)	(b)	—
Total costs and operating expenses	2,725	(711)		2,014
(Loss) income from operations	(195)	559		364
Other income, net
Interest expense	(9)	—		(9)
Other income, net	60	—		60
Total other income, net	51	—		51
(Loss) income before income taxes	(144)	559		415
Income tax expense	70	44	(c)	114
Net (loss) income	$(214)	$515		$301
Net (loss) income per common share
Basic	$(1.53)			$2.16
Diluted	$(1.53)			$2.12
Weighted average common shares outstanding
Basic	139.6			139.6
Diluted	139.6			141.9

Teradata Corporation Unaudited Pro Forma Condensed Consolidated Balance Sheets As of March 31, 2016

	GAAP	Pro Forma
(in millions, except per share amounts)	As reported	Adjustments (a)	Notes	Pro Forma
Assets
Current assets
Cash and cash equivalents	$917	88	(d)	$1,005
Accounts receivable, net	519	—		519
Inventories	54	—		54
Assets held for sale	139	(134)	(e)	5
Other current assets	48	(7)	(f)	41
Total current assets	1,677	(53)		1,624
Property and equipment, net	131	—		131
Capitalized software, net	190	—		190
Goodwill	384	—		384
Acquired intangible assets	17	—		17
Deferred income taxes	48	—		48
Other assets	17	—		17
Total assets	$2,464	$(53)		$2,411
Liabilities and stockholders' equity
Current liabilities
Current portion of long-term debt	$30	—		$30
Short-term borrowings	80	—		80
Accounts payable	83	—		83
Payroll and benefits liabilities	118	—		118
Deferred revenue	506	—		506
Liabilities held for sale	55	(55)	(e)	—
Other current liabilities	96	13	(f)	109
Total current liabilities	968	(42)		926
Long-term debt	560	—		560
Pension and other postemployment plan liabilities	81	—		81
Long-term deferred revenue	15	—		15
Deferred tax liabilities	20	(2)	(f)	18
Other liabilities	26	—		26
Total liabilities	1,670	(44)		1,626
Stockholders' equity
Preferred stock	—	—		—
Common stock	1	—		1
Paid-in capital	1,158	—		1,158
Accumulated deficit	(297)	(9)	(g)	(306)
Accumulated other comprehensive loss	(68)	—		(68)
Total stockholders' equity	794	(9)		785
Total liabilities and stockholders' equity	$2,464	$(53)		$2,411

Teradata Corporation
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

The unaudited pro forma adjustments reflect the following assumptions:

(a)	The pro forma adjustments do not include special items that the Company sometimes excludes to present financial results.

(b)
Elimination of revenue, cost and operating expenses attributable to the TMA Business. The pro forma adjustments exclude the portion of the Marketing Applications business that will be retained by Teradata.

(c)
Adjustment reflects the tax effect of the pro forma adjustments at the applicable statutory income tax rates, including the discrete tax impact of the goodwill impairment that is not deductible for tax purposes.

(d)
Adjustment reflects the approximately $92 million in cash received for the sale of the TMA Business, net of $4 million of transaction-related costs. The actual cash to be received in the third quarter of 2016 is subject to change pending the finalization of working capital and transaction costs.

(e)
Elimination of assets and liabilities related to the TMA Business as if the divestment occurred on March 31, 2016. The remaining $5 million of assets held for sale relates to the sale of the Company's corporate plane.

(f)
Adjustment reflects the $18 million estimated tax expense, of which $13 million is cash taxes associated with the tax gain on the sale of the TMA Business assets, due to having zero tax basis in goodwill. The tax expense associated with the gain was calculated based on the amount of proceeds allocated to the various jurisdictions in accordance with the Purchase Agreement at the local statutory rates.

(g)
Adjustment reflects the estimated after-tax effect on retained earnings as if the divestment occurred on March 31, 2016, including the tax gain on the sale of the TMA Business and the reduction in net assets and liabilities. The actual loss to be reported in the third quarter of 2016 is subject to change pending final determination of the net asset value of the TMA Business, finalization of working capital, transaction costs and other adjustments.